Exhibit 99.4

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY

d/b/a AEON CLINICAL LABORATORIES

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 and 2014

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY

d/b/a AEON CLINICAL LABORATORIES

Peach State Health Management, LLC and Subsidiary d/b/a Aeon Clinical Laboratories

Consolidated Balance Sheet

September 30, 2015 (unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$6,980,394
Note receivable - related party	132,362
Inventory, net	71,066
Prepaid expenses and other current assets	103,641

Total current assets	7,287,463

Property and equipment, net	2,980,615

Total assets	$10,268,078

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$1,606,117
Accrued commissions	1,326,798
Other current liabilities	83,563
Income tax payable	28,961
Due to shareholders	215,097

Total current liabilities	3,260,536
Deferred rental expense	37,500

Total liabilities	3,298,036

Commitments and contingencies
Members’ equity	9,289,542
Less: loans to shareholders	(2,319,500)

6,970,042

Total liabilities and members’ equity	$10,268,078

See accompanying notes to the financial statements.

Peach State Health Management, LLC and Subsidiary d/b/a Aeon Clinical Laboratories

Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Net revenues	$9,391,324	$7,754,698	$21,642,568	$18,829,907
Operating expenses:
Cost of revenues	1,542,151	1,098,350	4,094,552	2,827,965
Selling, general and administrative expenses	5,036,612	1,699,316	10,627,764	5,596,344

Total operating expenses	6,578,763	2,797,666	14,722,316	8,424,309

Income from operations	2,812,561	4,957,032	6,920,252	10,405,598

Other income (expense):
Interest income	—	177	—	722
Interest expense	—	—	(12,987)	—
Loss on equity method investment	—	(44,281)	(453)	(104,345)
Loss on write-off of note receivable	—	(92,000)	—	(92,000)

Total other income (expense)	—	(136,104)	(13,440)	(195,623)

Income before provision for income taxes	2,812,561	4,820,928	6,906,812	10,209,975
Provision for state income taxes	6,000	5,800	18,000	17,400

Net income	$2,806,561	$4,815,128	$6,888,812	$10,192,575

See accompanying notes to the financial statements.

Peach State Health Management, LLC and Subsidiary d/b/a Aeon Clinical Laboratories

Consolidated Statement of Changes in Members’ Equity

(unaudited)

Balance, January 1, 2015	$7,485,564
Net income	6,888,812
Distributions	(5,084,834)

Balance, September 30, 2015	$9,289,542

See accompanying notes to the financial statements.

Peach State Health Management, LLC and Subsidiary d/b/a Aeon Clinical Laboratories

Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
	2015	2014
	(unaudited)
Cash flows from operating activities:
Net income	$6,888,812	$10,192,575

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	731,675	547,848
Loss on equity method investment	453	104,345
Loss on write-off of note receivable	—	92,000
Deferred rent	17,250	13,500
(Increase) decrease in:
Inventory	33,393	(30,314)
Prepaid expenses and other current assets	84,491	(29,111)
Increase (decrease) in:
Accounts payable	1,054,807	470,518
Accrued commissions	1,058,476	—
Other current liabilities	43,774	(203,568)
Income tax payable	21,661	(6,600)

Total adjustments	3,045,980	958,618

Net cash provided by operating activities	9,934,792	11,151,193

Cash flows from investing activities:
Repayment of notes receivable	258,405	—
Repayment of notes receivable - related party	273,957	—
Repayment of due from related parties	500,000	—
Payments for purchases of property and equipment	(1,735,114)	(668,138)
Investment in Alpha Tissue, Inc.	—	(69,000)
Increase in loans to shareholders	(1,454,000)	(536,155)
Increase (decrease) in due to shareholders	132,413	(102,303)

Net cash used in investing activities	(2,024,339)	(1,375,596)

Cash flows from financing activities:
Members’ distributions	(5,084,834)	(6,878,120)

Net cash used in financing activities	(5,084,834)	(6,878,120)

Net change in cash and cash equivalents	2,825,619	2,897,477
Cash and cash equivalents - beginning of period	4,154,775	2,955,711

Cash and cash equivalents - end of period:	$6,980,394	$5,853,188

Supplemental disclosure of cash paid:
Interest	$12,987	$—

Taxes	$18,000	$—

Non-cash investing activities:
Note receivable for sale of equipment	$406,319	$—

See accompanying notes to the financial statements.

PEACH STATE HEALTH MANAGEMENT, LLC d/b/a AEON CLINICAL

LABORATORIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 and 2014

(Unaudited)

NOTE A – ORGANIZATION AND BUSINESS

Peach State Health Management, LLC which conducts business under the name Aeon Clinical Laboratories (collectively the “Company”, “Aeon”) began operations in 2012 and is located in Gainesville, Georgia and is incorporated in Georgia. Aeon contracts with health care professionals to provide urine and oral fluid testing to their patients. The 4 primary tests provided are Medical Toxicology, Pharmacogenomics, Cancer Genetic Testing and Molecular Biology. Universal Billing Systems, LLC is a wholly owned subsidiary of the Company and is engaged in out sourced billing services for health care providers.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Interim Financial Information:

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. The consolidated financial statements include all adjustments, consisting only of normal recurring adjustments that management of the Company believes are necessary for a fair presentation of the periods presented. These interim consolidated financial results are not necessarily indicative of results expected for the full fiscal year or for any subsequent interim period.

[2] Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

[3] Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PEACH STATE HEALTH MANAGEMENT, LLC d/b/a AEON CLINICAL

LABORATORIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 and 2014

(Unaudited)

[4] Revenue recognition:

The Company provides laboratory testing services. Billings for these services are reimbursed by third-party payers net of allowances for differences between amounts billed and the cash receipts from such payers. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC-605 “Revenue Recognition”, the Company recognizes revenues when there is a persuasive evidence of an arrangement, title and risk of loss have passed, product is shipped or services have been rendered, sales price is fixed or determinable and collection of the related receivable is reasonably assured.

The Company has limited experience and history to develop a reliable estimate of the provision for contractual adjustments (that is, the difference between established rates and expected third-party payer payments) and discounts (that is, the difference between established rates and the amount billable). Accordingly the Company recognizes revenue for these services upon cash receipt because the criteria to recognize revenues under ASC-605 have not been met at the time test results are delivered since the fee is not fixed and determinable until such time the third party payer remits payment. When the Company generates sufficient history as to allowances and discounts, revenues will be recognized upon the delivery of the test results.

[5] Cash and cash equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments with maturities of three months or less.

[6] Inventory:

Inventory consists of laboratory testing supplies and materials and is stated at lower of cost or market, on a first-in, first-out basis.

[7] Property and Equipment:

Property and equipment are stated at cost, less accumulated depreciation. Minor additions and renewals are recorded as expenses in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Estimated Useful Life
Machinery and equipment	5-7 years
Furniture and fixtures	5-7 years
Leasehold improvements	10 years
Software	3-7 years

Long-lived assets held and used by the Company are reviewed for impairment, in accordance with FASB ASC Topic 360, “Property, Plant, and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed. At September 30, 2015, the Company did not record any impairment charges.

PEACH STATE HEALTH MANAGEMENT, LLC d/b/a AEON CLINICAL

LABORATORIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 and 2014

(Unaudited)

[8] Income taxes:

The Company has elected to be taxed as an S Corporation for federal and certain state income tax purposes. Under this election, substantially all of the profits, losses, credits and deductions of the Company are passed through to the individual stockholders. Therefore, no provision or liability for income taxes has been included in these consolidated financial statements except for state and localities where the S Corporation status has not been recognized. The provision for income taxes consisting of current franchise and excise taxes for state and localities were $6,000 and $5,800 for the three months ended September 30, 2015 and 2014, respectively. The provision for income taxes consisting of current franchise and excise taxes for state and localities were $18,000 and $17,400 for the nine months ended September 30, 2015 and 2014, respectively.

The Company follows the accounting guidance concerning provisions for uncertain income tax positions. This clarified the accounting for income taxes by prescribing a minimum probability threshold that an uncertain tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. There were no significant matters determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded on the Company’s consolidated financial statements for the three and nine months ended September 30, 2015 and 2014.

[9] Deferred Rent

Rent expenses for operating leases which included scheduled rent increases is determined by expensing the total amount of rent due over the life of the operating lease on a straight-line basis. The difference between the rent paid under the terms of the lease and the rent expensed on a straight-line basis is recorded as a liability. The deferred rent at September 30, 2015 was $37,500.

[10] Advertising:

The Company expenses advertising costs as incurred. Such expenses were $24,320 and $61,500 for the three and nine months ended September 30, 2015 and $50,361 and $194,632 for the three and nine months ended September 30, 2014, respectively.

PEACH STATE HEALTH MANAGEMENT, LLC d/b/a AEON CLINICAL

LABORATORIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 and 2014

(Unaudited)

[11] Equity method investments:

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an Investee depends on an evaluation of several factors including, among others, representation on the Investee company’s Board of Directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee company. Under the equity method of accounting, an Investee company’s individual accounts are not reflected within the Company’s consolidated balance sheets and statements of operations; however, the Company’s share of the earnings or losses of the Investee company is reflected in the caption “Loss on equity method investment” in the consolidated statements of operations.

When the Company’s carrying value in an equity method Investee company is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the Investee company or has committed additional funding. When the Investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized. During the nine months ended September 30, 2015 the Company recognized a loss on investment of $453 and its carrying value is zero at September 30, 2015.

[12] Recent Accounting Pronouncements:

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”), which affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards. Under ASU 2014-09, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU must be applied for annual periods beginning after December 15, 2017, with early application permitted for annual reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact on the consolidated financial statements of adopting the alternative guidance in ASU 2014-09 and has not determined the impact of adoption at this time.

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory”. ASU 2015-11 requires inventory measured using any method other than last-in, first out (“LIFO”) or the retail inventory method to be subsequently measured at the lower of cost or net realizable value, rather than at the lower of cost or market. Under this ASU, subsequent measurement of inventory using the LIFO and retail inventory method is unchanged. ASU 2015-11 is effective prospectively for fiscal years, and for interim periods within those years, beginning after December 15, 2016. Early application is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

NOTE C - CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. At September 30, 2015, the Company had approximately $6,505,444 in excess of FDIC-insured limits. The Company has not experienced any losses in such accounts.

PEACH STATE HEALTH MANAGEMENT, LLC d/b/a AEON CLINICAL

LABORATORIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 and 2014

(Unaudited)

NOTE D – NOTE RECEIVABLE

During December 2014, the Company entered into an agreement with an unrelated third party for the sale of certain equipment for $258,405. The note is non-interest bearing payable in monthly installments of $25,000 until the balance is paid and is due December 2015. The note was paid in full during the nine months ended September 30, 2015.

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2015 consists of the following:

Machinery and equipment	$4,544,698
Furniture and fixtures	105,043
Leasehold improvements	64,143
Software	303,386

5,017,270
Less: accumulated depreciation	(2,036,655)

$2,980,615

The total depreciation expense was $243,892 and $731,675 for the three and nine months ended September 30, 2015 and $150,000 and $547,848 for the three and nine months ended September 30, 2014, respectively. Depreciation expense included in cost of revenues was $236,572 and $709,725 for the three and nine months ended September 30, 2015 and $145,000 and $450,000 for the three and nine months ended September 30, 2014, respectively.

NOTE G – LINE OF CREDIT

On June 30, 2014 the Company entered into a line of credit with an overall limitation of $1,000,000. Borrowings under the line of credit bear interest at the LIBOR Daily Floating Rate plus 2.5%, and are due on demand and expired on June 30, 2015. The line-of-credit agreement was collateralized by property and equipment, inventory, and receivables. The credit agreement required compliance with certain financial covenants.

PEACH STATE HEALTH MANAGEMENT, LLC d/b/a AEON CLINICAL

LABORATORIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 and 2014

(Unaudited)

NOTE H – LEASE COMMITMENTS

The Company leases office and warehouse space from a related party (see Note I) commencing in April 2014. In the first quarter of 2014, the Company leased office space on a month-to-month basis from a third party. Rental expenses incurred under operating leases from third parties or related parties for the three and nine months ended September 30, 2015 and 2014 were $78,000 and $234,000 and $78,000 and $186,000, respectively.

The future minimum lease payments under non-cancelable operating leases are as follows for the remaining three months ending December 31, 2015 and following years ending December 31:

Total
2015	$72,750
2016	295,500
2017	301,500
2018	307,500
2019	313,500
Thereafter	1,398,750

Total	$2,689,500

NOTE I - RELATED PARTY TRANSACTIONS

The Company leases their office building and warehouse from a related party with common ownership. The lease commenced in April 2014 with a term of ten years. Rent expense amounted to $78,000 and $234,000 for the three and nine months ended September 30, 2015 and $78,000 and $156,000 for the three and nine months ended September 30, 2014.

The Company has a non-interest bearing, unsecured loan to the owners of the Company with no terms for repayment. The outstanding balance at September 30, 2015 was $2,319,500 and is shown as a reduction of Members’ Equity.

During 2014, the Company made an advance to a related party with whom they lease their office and warehouse space in the amount $500,000. The advance was non-interest bearing and had no stated maturity date and was repaid in March 2015.

During the nine months ended September 30, 2015, the Company sold equipment to a related party with common ownership for $258,405 and no gain or loss was recorded. The amount is payable in monthly installments of $25,000 until the balance is paid and does not bear interest. The balance outstanding as of September 30, 2015 is $0.

During the nine months ended September 30, 2015, the Company sold equipment to a related party with common ownership for $147,914 and no gain or loss was recorded. The amount is due September 30, 2016 and does not bear interest. The balance outstanding as of September 30, 2015 is $132,362 and is shown as Note receivable - related party.

PEACH STATE HEALTH MANAGEMENT, LLC d/b/a AEON CLINICAL

LABORATORIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015 and 2014

(Unaudited)

NOTE I - RELATED PARTY TRANSACTIONS (Continued)

The Company has due to shareholders in the amount of $215,097 as of September 30, 2015 representing amounts owed by the Company for expenses paid by the shareholders on behalf of the Company. There are no terms of repayment and no interest due.

NOTE J – COMMITMENTS AND CONTINGENCIES

During 2014 a sales contractor filed suit against the Company alleging that it had not been paid the full amount of commissions due under its agreement. The Company believes that the contractor was overpaid and is counter-suing for reimbursement of overpayments and for payment of a loan made to the sales contractor. Counsel for the Company intends to vigorously defend the claim and pursue the counterclaim and has not made any assertions as to the eventual outcome. The Company believes the resolution of this matter will not have a material effect on its financial position, result of operations or liquidity.

NOTE K – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 22, 2015, which represents the date these consolidated financial statements were available to be issued.

On November 19, 2015, the Company entered into a merger agreement with Authentidate Holdings Corp (“Authentidate”) under which the Company will merge with a wholly owned subsidiary of Authentidate and be operated as a separate entity. Pursuant to the terms of the merger agreement the existing shareholders of Aeon will become holders of shares of Series E Preferred Stock of Authentidate issuable in tranches. At closing, Aeon shareholders will be issued Series E Preferred Stock convertible into 19.9% of the outstanding shares of the Authentidate’s common stock on the date of the closing of the merger transaction, and an additional number of Series E Preferred Stock convertible into 5% of the outstanding shares of the Authentidate’s common stock upon approval of the merger transaction by the shareholders of Authentidate. If Aeon achieves certain financial results during the next four years, the Aeon shareholders will be issued additional tranches of Series E Shares which, including the previously issued Series E Shares, will be convertible into 85% of the outstanding shares of Authentidate’s common stock (on a partially diluted basis as defined). The merger agreement also provides for the issuance of Series E Shares as bonus shares for the achievement of certain incremental financial results for the four fiscal years ending December 31, 2019, convertible into 5% of the outstanding shares of Authentidate’s common stock (on a partially diluted basis as defined). The holders of the Series E Shares will have certain preferential rights, including the right to vote separately as a class to nominate and elect one director for each 10% of the outstanding shares of the Authentidate’s common stock into which the outstanding Series E Shares shall be convertible. The merger will become effective upon completion of certain customary closing conditions.

In October 2015, the Company issued a promissory note in the aggregate principal amount of $450,000 to Authentidate. The note is unsecured and is not convertible into equity securities of Authentidate. The note bears interest at 20% per annum, payable in arrears, and is due upon the earlier of (i) October 28, 2016, or (ii) within 30 days of the closing of a sale of equity or debt securities of Authentidate, or series of closings, as part of the same transaction, of equity or debt securities within a period of 90 days, in the gross amount of at least $5,000,000 in cash proceeds.